Exhibit 99.2

Etsy Announces Pricing of

$650 Million of Convertible Senior Notes Offering

BROOKLYN, N.Y., August 20, 2020 — Etsy, Inc. (Nasdaq: ETSY), which operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world, today announced the pricing of $650 million aggregate principal amount of 0.125% convertible senior notes due 2027 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the notes is expected to close on August 24, 2020, subject to customary closing conditions.

The notes will be general unsecured obligations of Etsy and will accrue interest payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2021, at a rate of 0.125% per year. The notes will mature on September 1, 2027, unless earlier converted or repurchased. The initial conversion rate will be 5.0007 shares of Etsy’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $199.97 per share). The initial conversion price of the notes represents a premium of approximately 52.5% over the last reported sale price of Etsy’s common stock on August 19, 2020. The notes will be convertible into cash, shares of Etsy’s common stock or a combination of cash and shares of Etsy’s common stock, at Etsy’s election.

Etsy estimates that the net proceeds from the offering will be approximately $639.5 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by Etsy. Etsy expects to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions described below. In addition, Etsy intends to use approximately $137.2 million of the net proceeds from the offering and to issue approximately 7.3 million shares of its common stock to repurchase approximately $301.1 million aggregate principal amount of its outstanding 0% Convertible Senior Notes due 2023 (the “2023 notes”) through privately negotiated transactions entered into concurrently with the pricing of the offering. To the extent that the amount of cash paid in such repurchases is less than the aggregate principal amount of 2023 notes purchased, such difference may be used to repurchase shares of its common stock following the completion of the offering under a separate repurchase program approved by Etsy’s board of directors in connection with the offering. Etsy intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include other repurchases of Etsy’s common stock from time to time under Etsy’s existing stock repurchase program described below or any future stock repurchase program, working capital, operating expenses and capital expenditures.

In connection with the pricing of the notes, Etsy entered into capped call transactions with certain financial institutions (the option counterparties). The capped call transactions are expected generally to reduce potential dilution to Etsy’s common stock upon any conversion of notes and/or offset any cash payments Etsy is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to approximately $327.83 (which represents a premium of 150% over the last reported sale price of Etsy’s common stock on August 19, 2020).

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Etsy’s common stock concurrently with or shortly after the pricing of the notes and/or purchase shares of Etsy’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Etsy’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Etsy’s common stock and/or purchasing or selling Etsy’s common stock or other securities of Etsy in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of Etsy’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

In connection with any repurchase of the 2023 notes, Etsy expects that holders of the outstanding 2023 notes that are being repurchased and have hedged their equity price risk with respect to the 2023 notes (the “hedged holders”) will, concurrently with the pricing of the notes, unwind their hedge positions by buying Etsy’s common stock and/or entering into or unwinding various derivative transactions with respect to Etsy’s common stock. The amount of Etsy common stock to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume of Etsy’s common stock. This activity by the hedged holders may increase the effective conversion price of the notes. The 2023 notes bear interest at a rate of 0% per year and mature on March 1, 2023, unless earlier converted or repurchases in accordance with their terms.

Neither the notes, any shares of Etsy common stock issuable upon conversion of the notes, nor any shares of Etsy common stock issuable in connection with the repurchases of the 2023 notes have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Existing Stock Repurchase Program

In November 2018, Etsy’s board of directors approved a stock repurchase program authorizing Etsy to repurchase up to $200 million of its common stock. In August 2020, Etsy’s board of directors determined to reinitiate purchases under this stock repurchase program beginning in the fourth quarter of 2020, after temporarily pausing share repurchases in the second quarter of 2020 in light of the macroeconomic situation related to COVID-19. As of June 30, 2020, $77.5 million of Etsy’s common stock remained available for repurchase under this program.

About Etsy

Etsy, Inc. operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. Our primary marketplace, Etsy.com, is the global destination for unique and creative goods. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs. In addition, Etsy, Inc. owns Reverb, a leading global online marketplace dedicated to buying and selling new, used, and vintage musical instruments.

Etsy’s mission is to keep commerce human, and we’re committed to using the power of business to strengthen communities and empower people. Our company was founded in 2005 and is headquartered in Brooklyn, New York.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the expected closing of the offering, the repurchases of the 2023 notes, the capped call transactions, the anticipated use of proceeds from the offering, the timing or amount of any repurchases of common stock by Etsy and the potential impact of the foregoing or related transactions on dilution to holders of our common stock or the market price of our common stock or the notes. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in our filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and subsequent reports that we file with the Securities and Exchange Commission. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

Investor Relations Contact:

Etsy, Deb Wasser, Vice President, Investor Relations

dwasser@etsy.com

or

Gabriel Ratcliff, Director, Investor Relations

gratcliff@etsy.com

Media Relations Contact:

Etsy, Lily Cohen, Senior Specialist, Corporate Communications

press@etsy.com